Exhibit 10.1

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 24, 2011 (the “Effective Date”), is executed by JPMORGAN CHASE BANK, N.A., a national banking association (“Chase”), SUPREME INDIANA OPERATIONS, INC., a Delaware corporation (“SIOperations”), SUPREME TRUCK BODIES OF CALIFORNIA, INC., a California corporation (“STBCalifornia”), SUPREME NORTHWEST, L.L.C., a Texas limited liability company (“SNorthwest”), SUPREME CORPORATION OF TEXAS, a Texas corporation (“SCTexas”), SUPREME MID-ATLANTIC CORPORATION, a Texas corporation (“SMid-Atlantic”), SUPREME INDUSTRIES, INC., a Delaware corporation (“SIndustries”), and SUPREME/MURPHY TRUCK BODIES, INC., SUPREME INDIANA MANAGEMENT, INC., SUPREME STB, LLC, SC TOWER STRUCTURAL LAMINATING, INC. and SILVER CROWN, LLC (collectively with SIOperations, STBCalifornia, SNorthwest, SCTexas, SMid-Atlantic, and SIndustries, each of the foregoing are referred to in this Amendment as a “Guarantor;” and collectively as the “Guarantors”).  SIOperations, STBCalifornia, SNorthwest, SCTexas, SMid-Atlantic, and SIndustries are each sometimes referred to in this Amendment as a “Borrower” and are collectively referred to in this Amendment as the “Borrowers.”

Recitals

1.             The Borrowers, the Guarantors and Chase are parties to an Amended and Restated Credit Agreement, dated as of September 30, 2010 (the “Credit Agreement”).

2.             Events of Default have occurred and remain uncured, including the following (collectively, the “Existing Defaults”):  (a) SIndustries and its Subsidiaries failed to achieve the Minimum Required EBITDA, as required by Section 6.12(a) of the Credit Agreement, for the Test Periods ending October 23, 2010,  November 20, 2010, December 25, 2010, January 22, 2011, and February 19, 2011; (b) As of December 25, 2010, and thereafter to the Effective Date, SIndustries and its Subsidiaries failed to maintain a Tangible Net Worth of not less than $57,500,000, as required by Section 6.12(b) of the Credit Agreement; (c) the Borrowers failed to deliver the compliance certificates required by Section 5.01(c) of the Credit Agreement concurrently with their delivery of the Financial Statements for the Fiscal Months ending October 23, 2010 and November 20, 2010; and (d) the Financial Statements delivered by the Borrowers for the Fiscal Months ending October 23, 2010 and November 20, 2010 failed to provide consolidating financial data as require by Section 5.01(b) of the Credit Agreement.

3.             Pursuant to one or more agreements, ALLY Financial Inc. and ALLY Bank (collectively, “ALLY”) provide loans or other credit advances to SIOperations which finance acquisition by SIOperations of a pool of vehicle chassis which assures that motor vehicle chassis are available for purchase by SIOperations’ customers prior to upfitting, conversion and accessorization by SIOperations (the “ALLY Facility”).  The obligations of SIOperations to ALLY are guaranteed by SIndustries.  SIOperations, in consultation with its accounting professionals, has advised Chase that in SIOperations’ judgment these advances by ALLY under the ALLY Facility are not liabilities of SIOperations for the purposes of GAAP and do not qualify as “Indebtedness”.  Notwithstanding such determination by the Borrowers, the Borrowers have requested that Chase agree to amend the Credit Agreement to explicitly allow the obligations of SIOperations and SIndustries under the ALLY Facility and to allow collateralization of the obligations of SIOperations to ALLY with the pledge of cash and a Lien on real estate located in Griffin, Georgia owned by SIOperations, all subject to the terms and limitations set forth in, or to the Credit Agreement by, this Amendment.

4.             In addition, the Borrowers request Chase (a) waive the Existing Defaults, (b) amend the financial covenants in Section 6.12 of the Credit Agreement, and (c) make the Term Loans (as defined in the Credit Agreement, as amended by this Amendment).

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, Chase, the Borrowers and the Guarantors agree as follows:

1.             Definitions.  Except as otherwise expressly stated in this Amendment, all terms used in this Amendment that are defined in the Credit Agreement and that are not otherwise defined in this Amendment, shall have the same meanings in this Amendment as are ascribed to them in the Credit Agreement.

2.             Amendments to the Credit Agreement.  Effective as of the Effective Date, the Credit Agreement is amended as follows:

(a)           Amended Definitions.  Section 1.01 of the Credit Agreement is amended so that each of the following defined terms is amended and, as so amended, restated in its entirety to read as follows:

“Applicable Rate” means, for any day, from and after the First Amendment Effective Date, (a) with respect to any CBFR Loan, a rate equal to 2.5% per annum; (ii) with respect to any Eurodollar Loan, a rate equal to 4.5% per annum; and (iii) with respect to the commitment fees payable pursuant to Section 2.11(a) of this Agreement, a fee equal to 0.50% per annum.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Term Loan made on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, and (c) a Protective Advance.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Protective Advances.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period,

the sum of (i) Interest Expense for such period, minus all Interest Support Payments received in such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary charges for such period, and (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), minus (b) without duplication and to the extent included in Net Income, any extraordinary gains and any non-cash items of income for such period, all calculated for SIndustries and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out, and (l) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property or any other Off-Balance Sheet Liability.  In addition, with respect to any Loan Party, the term “Indebtedness” includes, without limitation, all the ALLY Facility, all ALLY Advances, and all obligations of any Loan Party, without duplication, arising in connection with the ALLY Facility, or in connection with any similar arrangement or transaction, between or among any Loan Party and ALLY, whether such arrangement is a loan, financing, bailment, consignment or other title retention arrangement.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“LC Release” means the return to the Lender of the Workers Comp Letter of Credit by The Travelers Insurance Company for cancellation, with no drafts having been made thereon.

“Revolving Commitment” means the commitment of the Lender to make Revolving Loans, as such commitment may be reduced from time to time pursuant to Section 2.08.  During each time period identified in the table below under the column entitled “Time Period”, the amount of the Revolving Commitment is the amount set forth adjacent to such time period under the column entitled “Revolving Commitment”.

Time Period	Revolving Commitment

Beginning on the First Amendment Effective Date and continuing through and including April 14, 2011	$25,000,000

Beginning on April 15, 2011 through and including May 14, 2011	$24,500,000

Beginning on May 15, 2011 through and including June 14, 2011	$24,390,000

Beginning on June 15, 2011 through and including July 14, 2011	$21,280,000

Beginning on July 15, 2011 through and including August 30, 2011	$21,170,000

Beginning on August 31, 2011 and continuing through and including September 29, 2011	$11,560,000 (or if the LC Release shall have occurred, $13,560,000)

Beginning on September 30, 2011 and continuing through and including October 30, 2011	$11,450,000 (or if the LC Release shall have occurred, $13,450,000)

Beginning on October 31, 2011 and continuing through and including November 29, 2011	$11,340,000 (or if the LC Release shall have occurred, $13,340,000)

Beginning on November 30, 2011 and continuing thereafter until the Maturity Date	$11,230,000 (or if the LC Release shall have occurred, $13,230,000)

On the Maturity Date and thereafter	zero dollars ($0)

“SIO Revolving Commitment” means the commitment of the Lender to make Revolving Loans pursuant to Section 2.01(b), as such commitment may be reduced from time to time pursuant to Section 2.08.  The Amount of the SIO Revolving Commitment shall, at all times, be equal to the Revolving Commitment.

(b)           New Definitions.  Section 1.01 of the Credit Agreement is amended to add each the following new defined terms in the appropriate alphabetical position:

“Accessions” means all accessions, as such term is defined by the UCC, attached to or otherwise physically united with a Pool Unit after possession of the Pool Unit is delivered to SIOperations.

“Agreed Release Amount” means, with respect to each Pool Unit, an amount equal to the amount advanced by ALLY to or for the account of SIOperations for the acquisition or obtaining of such Pool Unit, plus accrued, unpaid interest on the unpaid balance of such advance and other customary fees and charges of ALLY specifically related only to such advance.

“ALLY” means ALLY Financial Inc., formerly named GMAC, and ALLY Bank, formerly named GMAC Bank, and their respective successors and assigns, both, collectively and individually.

“ALLY Advances” has the meaning ascribed to such term in Section 6.01(h).

“ALLY Collateral” means the ALLY Priority Collateral (as such term is the defined in the ALLY Intercreditor Agreement), the ALLY Pledged Funds, and the Georgia Real Estate.

“ALLY Collateral Account” has the meaning ascribed to such term in the ALLY Intercreditor Agreement.

“ALLY Facility” means any agreement or arrangement now or hereafter existing pursuant to which loans or other advances are or are to be made by ALLY to SIOperations which fund SIOperations acquiring or otherwise obtaining motor vehicle chassis prior to upfitting, conversion and accessorization of such motor vehicle chassis by SIOperations or other Borrowers, whether such arrangement is a loan, financing, bailment, consignment or other title retention arrangement.

“ALLY Intercreditor Agreement” means an Intercreditor Agreement executed by ALLY, the Lender, and the Loan Parties, a copy of which is attached to this Agreement as Exhibit D, as the same may be amended, restated, or otherwise modified from time to time.

“ALLY Pledged Funds” means cash (whether or not held in the ALLY Collateral Account) and deposit accounts pledged to ALLY and in which ALLY has a first priority Lien, but excepting the proceeds of Manufacturer Receivables (as such term is defined in the ALLY Intercreditor Agreement).

“Appraisal” means a written statement setting forth an opinion of the market value of the real estate and all buildings, structures and other improvements on the real estate that (i) has been independently and impartially prepared by a qualified appraiser directly engaged by the Lender or its agent, (ii) complies with all applicable federal and state laws and regulations dealing with appraisals or valuations of real property, and (iii) has been reviewed as to form and content and approved by the Lender, in its reasonable judgment

“California Real Estate” means the real property and improvements with street addresses of 22201 and 22135 Alessandro Blvd., Moreno Valley, CA  92553, which property is more particularly described on Exhibit B to the First Amendment.

“Demonstration Unit” means a motor vehicle chassis that satisfies both of the following requirements:  (a) a Loan Party has added Accessions to such motor vehicle chassis or such motor vehicle chassis has been fully or partially accessorized, improved, changed, converted, altered, modified or otherwise converted by a Loan Party, in each case since the delivery of such motor vehicle chassis, and (b) such motor vehicle chassis and its Accessions are not subject to a contract for the purchase between such Loan Party, as seller, and a bona fide purchaser for value, as buyer.

“First Amendment” means a First Amendment to Amended and Restated Credit Agreement, dated as of March 24, 2011, executed by the Lender, the Borrowers and the other Loan Parties.

“First Amendment Effective Date” means March 24, 2011.

“First Mortgage” has the meaning ascribed to such term in Section 4.04.

“Georgia Real Estate” means the real property and improvements with a street address of 3127 Ethridge Mill Road, Griffin, Georgia, which property is more particularly described on Exhibit C to the First Amendment.

“GM” means General Motors Company, a Delaware corporation, its successors and assigns.

“Interest Support Payment” means payments to or for the account of any Loan Party made by GM or any other manufacturer or distributor of motor vehicle chassis in connection with the purchase or obtaining by such Loan Party, or any Affiliate of such Loan Party, of a motor vehicle chassis from such manufacturer or distributor, the purpose of which is to offset or reimburse such Loan Party for interest expense incurred or to be incurred by such Loan Party in connection with financing the acquisition or obtaining of such motor vehicle chassis.

“Mortgage” means a mortgage or deed of trust, executed by a Loan Party in favor of the Lender (as required by this Agreement or any other Loan Document) and in form and substance acceptable to the Lender in its sole discretion, as the same may be amended, restated or otherwise modified from time to time.

“Pool Unit” means a new motor vehicle chassis (i) for which ALLY provides SIOperations a loan or advance solely to pay 100% of the purchase price owed GM for the purchase of such new motor vehicle chassis, (ii) to which there have been made or attached no Accessions, improvements, changes, additions, conversions, alterations, or modifications since the delivery of such Pool Unit to SIOperations by GM, and (iii) for which the Agreed Release Amount has not been paid.  A “Pool Unit” does not include for any purpose any Accessions attached to or otherwise physically united with such Pool Unit.

“Real Estate” has the meaning ascribed to such term in Section 4.04.

“Rhode Island Real Estate” means the real property and improvements with a street address of 135 Douglas Pike, Burrillville, Rhode Island.

“Term Loan” means any of the Term Loans A or Term Loans B extended by the Lender pursuant to Section 2.19.

“Term Loan A” and “Term Loans A” have the meanings ascribed to such terms in Section 2.19.

“Term Loan B” and “Term Loans B” have the meanings ascribed to such terms in Section 2.19.

“Term Loan Borrower” means a Borrower to which Lender makes a Term Loan pursuant to Section 2.19.

“Term Loan Obligations” means, with respect to the Term Loan Borrowers collectively, (i) all principal of and interest arising pursuant to or by virtue of Term Loans A, (ii) all principal and interest arising pursuant to or by virtue of Term Loans B, (iii) all extensions, renewals, amendments, restatements or replacements of Term Loans A and/or Term Loans B, (iv) all costs, expenses and reasonable attorneys’ fees incurred by the Lender in the enforcement or collection of Term Loans A and/or Term Loans B or in the enforcement or foreclosure of any mortgage securing Term Loans A and/or Term Loans B, and (v) all fees and expenses the Term Loan Borrowers are obligated to pay in connection with Term Loans A and/or Term Loans B including without limitation, all appraisal fees, environmental site assessment fees and title insurance premiums and costs.  When used with respect to a single Term Loan Borrower, the term “Term Loan Obligations” means (i) all principal of and interest arising pursuant to or by virtue of Term Loan A made to such Term Loan Borrower, (ii) all principal and interest arising pursuant to or by virtue of Term Loan B made to such Term Loan Borrower, (iii) all extensions, renewals, amendments, restatements or replacements of Term Loan A and/or Term Loan B made to such Term Loan Borrower, (iv) all costs, expenses and reasonable attorneys’ fees incurred by the Lender in the enforcement or collection of such Term Loans or in the enforcement or foreclosure of any mortgage securing such Term Loans, and (v) all fees and expenses such Term Loan Borrower is obligated to pay in connection with the Term Loans made to such Term Loan Borrower, including without limitation, all appraisal fees, environmental site assessment fees and title insurance premiums and costs.

(c)           Deletion of Defined Terms.  Section 1.01 of the Credit Agreement is amended to delete the defined terms “GMAC” and “GMAC Availability Block.”  Further, the Credit Agreement and all other Loan Documents are amended to replace each occurrence of the term “GMAC” (other than references in the defined term “ALLY”) with the term “ALLY.”

(d)           Amendment to Section 2.02.  Section 2.02 of the Credit Agreement is amended as follows:  (i) Section 2.02(a) of the Credit Agreement is amended so that each use of the term “Revolving Loan” is deleted and replaced with the term “Loan”; and (ii) Sections 2.02(b) and (c) of the Credit Agreement are amended so that each use of the term “Revolving Borrowing” is deleted and replaced with the term “Borrowing”; each use of the term “Revolving Borrowings” is deleted and replaced with the term “Borrowings”; each use of the term “Eurodollar Revolving Borrowing” is deleted and replaced with the term “Eurodollar Borrowing”; each use of the term “Eurodollar Revolving Borrowings” is deleted and replaced with the term “Eurodollar Borrowings”; and each use of the term “CBFR Revolving Borrowings” is deleted and replaced with the term “CBFR Borrowings.”

(e)           Amendment to Section 2.07(a).  Section 2.07(a) of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“(a)         Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Each Term Loan Borrowing initially shall be a CBFR Borrowing.  Thereafter, the Requesting Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Requesting Borrower may elect different options with respect to different portions of the affected Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Protective Advances, which may not be converted or continued.”

(f)            Amendment to Section 2.07(c).  Section 2.07(c) of the Credit Agreement is amended so that each use of the term “Revolving Borrowing” is deleted and replaced with the term “Borrowing”; and each use of the term “Eurodollar Revolving Borrowing” is deleted and replaced with the term “Eurodollar Borrowing”.

(g)           Amendment to Section 2.09(a).  Section 2.09(a) of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“(a) Each Borrower hereby unconditionally promises to pay (i) to the Lender on the Maturity Date, for the Lender’s account, the then unpaid principal amount of each Loan made to such Borrower, and (ii) to the Lender on the earlier of the Maturity Date and demand by the Lender, for the Lender’s account, the then unpaid amount of each Protective Advance made to such Borrower.”

(h)           Amendment to Section 2.10(c).  All Net Proceeds paid by a Borrower pursuant to Section 2.10(c) shall be applied as set forth in subsections (i), (ii) and (iii) of Section 2.10(c) and after application of such Net Proceeds pursuant to such subsections, all remaining Net Proceeds, if any, shall be applied last to prepay the outstanding principal balance of all Term Loans made to such Borrower.

(i)            Amendment to Section 2.10(e).  Section 2.10(e) of the Credit Agreement is amended so that each use of the term “Revolving Borrowing” is deleted and replaced with the term “Borrowing”; each use of the term “Eurodollar Revolving Borrowing” is deleted and replaced with the term “Eurodollar Borrowing”; and each use of the term “CBFR Revolving Borrowing” is deleted and replaced with the term “CBFR Borrowing.”

(j)            Amendment to Section 2.13(b).  Section 2.13(b) of the Credit Agreement is amended so that each use of the term “Revolving Borrowing” is deleted and replaced with the term “Borrowing”; and each use of the term “Eurodollar Revolving Borrowing” is deleted and replaced with the term “Eurodollar Borrowing.”

(k)           Addition of Term Loans.  The Credit Agreement is amended to add a new Section 2.19 to read in its entirety as follows:

“SECTION 2.19.  Term Loan Commitments.  Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 4.04:

(a)           The Lender agrees to make the following Loans on or after the First Amendment Effective Date (collectively, the “Term Loans A” and each a “Term Loan A”):

(i)            A term loan to SIOperations in the principal amount of $1,533,000;

(ii)           A term loan to SCTexas in the principal amount of $1,700,000; and

(iii)          A term loan to SMid-Atlantic in the principal amount of $767,000.

(b)           The Lender has discussed with the Borrowers the possibility of making to the Borrowers the Term Loans B, as identified herein; however, the Lender is not committing as of the First Amendment Effective Date to make the Term Loans B.

The Loan Parties acknowledge and agree that the Lender makes no commitment to make the Term Loans B and has no obligation to make any commitment with respect to the Term Loans B.  The Lender may, in its sole judgment and discretion, decide not to commit to making the Term Loans B for no reason whatsoever and no commitment by the Lender to make the Term Loans B shall exist unless and until either the Lender after the First Amendment Effective Date issues to SIOperations, SCTexas and SMid-Atlantic Lender’s written election to make the Term Loans B.

In the event the Lender elects to make the Term Loans B, such Term Loans would be made on or after April 15, 2011 on the following terms (collectively, the “Term Loans B” and each a “Term Loan B”):

(i)            A term loan to SIOperations in the principal amount of $1,133,000;

(ii)           A term loan to SCTexas in the principal amount of $1,300,000; and

(iii)          A term loan to SMid-Atlantic in the principal amount of $567,000.

(c)          Principal repaid at any time and from time to time on any Term Loan may not be re-borrowed.  Each of the Term Loans A shall be made on the same date and each Term Loan A shall be made in a single advance.  If the Lender commits to making the Term Loans B, then each of the Term Loans B shall be made on the same date and each Term Loan B shall be made in a single advance.”

(l)            Addition of Section 4.04.  The Credit Agreement is amended to add a new Section 4.04 to read in its entirety as follows:

“SECTION 4.04.  Conditions Precedent to Each Term Loan.  The Obligation of the Lender to make any Term Loan is subject to the satisfaction following conditions on and as of the date of the Borrowing:

(a)           All conditions set forth in Section 4.02 shall be satisfied on and as of the date of such Borrowing.

(b)           With respect to the Term Loans A:

(i)            The Lender shall have received executed and acknowledged Mortgages from each Term Loan Borrower on all real property that is owned by such Term Loan Borrower (collectively, the “Real Estate”) excepting only the Rhode Island Real Estate. Each such Mortgage shall secure all Term Loan Obligations of such Term Loan Borrower (each such Mortgage, a “First Mortgage”).

(ii)           The Lender shall have received executed and acknowledged Mortgages from each Term Loan Borrower on all Real Estate excepting only the Georgia Real Estate and the Rhode Island Real Estate, which Mortgages shall secure all Secured Obligations of such Term Loan Borrower excluding such Borrower’s Term Loan Obligations.

(iii)          The Lender shall have received mortgagee’s title insurance policies insuring the Lien of the First Mortgages in the amount specified by the Lender on the American Land Title Association form of mortgagee’s title policy, together with such endorsements as the Lender requires.  The coverage provided by the title insurance policies shall be subject to no exceptions other than (A) easements and use restrictions and encroachments which do not materially and adversely affect the value or marketability of the Real Estate or the usefulness of the Real Estate in the operations of the Loan Parties, (B) real estate taxes and assessments that are a Lien but are not yet due and payable, and (C) Permitted Encumbrances.

(iv)          Each Term Loan Borrower shall have issued to the order of the Lender a promissory note evidencing such Borrower’s Term Loan A, which promissory note is in an amount equal to such Borrower’s Term Loan A and is otherwise in form and substance acceptable to the Lender in its sole discretion.

(c)           If the Lender commits and elects to making the Term Loans B as provided in Section 2.19(b), then with respect to the Term Loans B:

(i)            All conditions set forth in Section 4.04(b) shall be satisfied on and as of the date of such Borrowing.

(ii)           The Borrowers shall have received net cash proceeds in an amount not less than $3,000,000 from (each of the following an “Approved New Capital Transaction”):  (A) the sale by SIOperations of the California Real Estate for fair value and the simultaneous leaseback by SIOperations, as tenant, of the California Real Estate, which sale and lease shall comply in all respects to the provisions of Section 6.06; (B) the sale by any Loan Party of any Real Estate on terms acceptable to the Lender in its sole discretion; or (C) Subordinated Indebtedness or equity capital, in each case on terms acceptable to the Lender in its sole discretion.

(iii)          The Lender shall have received Appraisals of the Real Estate, excepting only the Rhode Island Real Estate, in form and substance satisfactory to the Lender.

(iv)          The Lender shall have received flood zone certifications that certify that none of the Real Estate, excepting only the Rhode Island Real Estate, lies in a flood plain.

(iv)          The Lender shall have received the report or reports of a one or more registered engineers or environmental consultants acceptable to the Lender, confirming that there are no environmental problems associated with the Real Estate, excepting only the Rhode Island Real Estate, except for environmental problems that the Lender in its sole judgment deems not material.  The report or reports shall be in form, detail, and substance satisfactory to the Lender.

(v)           Each Term Loan Borrower shall have issued to the order of the Lender a promissory note evidencing such Borrower’s Term Loan B, which promissory note is in an amount equal to such Borrower’s Term Loan B and is otherwise in form and substance acceptable to the Lender in its sole discretion.”

(m)          Amendment of Section 6.01.  Section 6.01 of the Credit Agreement is amended by deleting the word “and” at the end of subsection (f) thereof; replacing the grammatical period at the end of subsection (g) thereof with a semi-colon and adding the word “and” immediately thereafter; and adding the following new subsection (h) to read in its entirety as follows:

“(h)         Outstanding unpaid loans or advances made by ALLY to or for the account of SIOperations under an ALLY Facility (“ALLY Advances”) in an aggregate unpaid amount not to exceed at any time $25,750,000, but only so long as such ALLY Advances are used solely to pay 100% (and not any lesser portion) of the purchase price of Pool Units.  SIOperations shall apply 100% of the proceeds of each Pool Unit first to repay the Agreed Release Amount of such Pool Unit, and, the remainder, if any, to reduce the other ALLY Advances.”

(n)           Amendment of Section 6.02.  Section 6.02 of the Credit Agreement is amended by deleting the word “and” at the end of subsection (g); replacing the grammatical period at the end of subsection (h) with a semi-colon, and adding the word “and” immediately thereafter; and adding the following new subsection (i) to read in its entirety as follows:

“(i)          Liens on the Ally Collateral securing only ALLY Advances permitted by Section 6.01(h); provided however, notwithstanding the foregoing, the ALLY Pledged Funds shall not exceed $500,000 at any one time outstanding.  The Lender agrees to subordinate the Lender’s Lien on the Georgia Real Estate to the Lien of Ally on the Georgia Real Estate securing the ALLY Advances pursuant to a subordination agreement in form and substance acceptable to the Lender in its sole judgment reasonably exercised.”

(o)           Amendment of Section 6.06.  Section 6.06 of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“Section 6.06.  No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (a) any such sale of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset, and (b) the sale and subsequent leaseback of the California Real Estate so long as such sale and leaseback satisfies the following conditions:  (i) the purchase price of the California Real Estate is not less than the fair value; (ii) the purchase price of the California Real Estate is comprised of at least $3,000,0000 in cash consideration; (iii) the Person that acquires the California Real Estate shall enter into a lease of the California Real Estate with a Loan Party, as tenant (“Sale/Leaseback Tenant”); and (iv) if such sale and leaseback is with an Affiliate of any Loan Party, the terms of such sale and such lease shall be on terms and conditions not less favorable to the Sale/Leaseback Tenant than could be obtained on an arm’s-length basis from unrelated third parties.”

(p)           Amendment to Section 6.12(b).  Section 6.12(b) of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“(b) Tangible Net Worth.  Beginning on First Amendment Effective Date, and at all times thereafter, permit the Tangible Net Worth of SIndustries and its Subsidiaries to be less than $48,000,000.”

(q)           New Sections 6.14 and 6.15.  The Credit Agreement is amended to add the following Sections 6.14 and 6.15 to read in their entirety as follows:

“SECTION 6.14.  The Loan Parties, in the aggregate, shall not at any time (a) have more than 12 Demonstration Units that secure the ALLY Facility, (b) have Demonstration Units that secure the ALLY Facility with an aggregate book value in excess of $436,000.00, or (c) have Demonstration Units for which the outstanding principal amount financed under the ALLY Facility exceeds $340,000.

SECTION 6.15.  Beginning on the First Amendment Effective Date and at all times thereafter, no Loan Party shall sell, assign, transfer, lease or otherwise dispose of any asset to Silver Crown, LLC.”

(r)            Amendment to Article VII.  Article VII of the Credit Agreement is amended by deleting the word “or” at the end of subsection (r), and adding the following new subsections (s), (t) and (u) thereto reading in their entirety as follows:

“(s)         The Borrowers shall fail to close and receive all of the cash proceeds of at least one Approved New Capital Transaction on or before May 2, 2011;

(t)            ALLY (i) suspends, withdraws or terminates making advances on the ALLY Facility, or (ii) reduces or restricts the availability of funds to SIOperations under the ALLY Facility, or alters the conditions to making advances under the ALLY Facility in a manner that has a material adverse effect on the acquisition of Pool Units by SIOperations; or

(u)           Any Loan Party makes a payment in settlement of any causes of action or claims which have been asserted against any of the Loan Parties in excess of amounts that are payable or reimbursable from insurance, unless either (i) such settlement payment is not in excess of the reserves established in accordance with GAAP by such Loan Party prior to the Effective Date with respect thereto, or (ii) the aggregate amount of all settlement payments to be paid by the Loan Parties in settlement of such claim or cause of action (whether in one payment or multiple payments) is less than $250,000;”

(s)           Amendment of Minimum Required EBITDA Schedule.  The Minimum Required EBITDA Schedule attached to the Credit Agreement is amended and, as so amended, restated in its entirety to read the same as the Minimum Required EBITDA Schedule which accompanies this Amendment.

(t)            Addition of Exhibit D.  The Credit Agreement is amended to add Exhibit D which accompanies this Amendment as Exhibit D to the Credit Agreement.

3.             Waiver of Existing Defaults.  Subject to the other terms of this Amendment, including, without limitation, the full satisfaction of all conditions precedent set forth in Section 7 of this Amendment, Chase waives the Existing Defaults.  The waiver set forth in this Section 3 is a one-time waiver, and (a) with respect to the covenant contained in Section 6.12(a) of the Credit Agreement applies only to the failure to achieve the Minimum Required EBITDA for the two-month periods ending October 23, 2010, November 20, 2010 and December 25, 2010, January 22, 2011, and February 19, 2011, (b) with respect to the covenant contained in Section 6.12(b) of the Credit Agreement, applies only to the failure to achieve the minimum required Tangible Net Worth on or prior to Effective Date, and (c) with respect to the failure of the Borrowers to deliver the items required by Sections 5.01(b) and 5.01(c) of the Credit Agreement, applies only to the Borrowers’ failure to deliver such items for Fiscal Months ending prior to Effective Date.  The waiver set forth in this Section 3 shall not be deemed to be a waiver by Chase of any other Default or Event of Default under the Credit Agreement or any of the Loan Documents, now existing or hereafter occurring, including any further failure to comply with any of the financial covenants set forth in Section 6.12 of the Credit Agreement or any further failure to comply with the covenants in Sections 5.01(b) and 5.01(c).

4.             Consent to Merger.  Chase consents to the mergers on or before the Effective Date of each of Supreme Properties North, Inc., Supreme Properties South, Inc., Supreme Properties East, Inc., and Supreme Properties West, Inc. into SIOperations, with SIOperations being the surviving entity of each such merger (the “Mergers”).

5.             Representations and Warranties.  Each Borrower represents and warrants to Chase as follows:

(a)           (i)            The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by such Borrower have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to such Borrower, or its articles of incorporation/organization or by-laws/operating agreement, or result in a breach of or constitute a default under any material agreement, lease or instrument to which such Borrower is a party or by which it or any of its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by such Borrower of this Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Amendment and all agreements and documents delivered pursuant hereto by such Borrower are the legal, valid and binding obligations of such Borrower, as a signatory thereto, and enforceable against such Borrower in accordance with the terms thereof.

(b)           Except for Existing Defaults, no Default or Event of Default exists as of the Effective Date under the Credit Agreement or any of the other Loan Documents.

(c)           The representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

6.             Consent and Representations of the Guarantors.  Each Guarantor covenants, represents and warrants to Chase as follows:

(a)           such Guarantor, by its execution of this Amendment, expressly consents to the execution, delivery and performance by the Borrowers, the other Guarantors and Chase of this Amendment and all agreements, instruments and documents to be delivered pursuant hereto;

(b)           such Guarantor agrees that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release, or discharge of any of such Guarantor’s obligations under its respective guaranty in Article IX of the Credit Agreement (each of such Guarantors respective guaranty, as the same has been and may hereafter be amended and/or restated from time to time and at any time, being called a “Guaranty”) or provide a defense, set-off, or counterclaim to it with respect to any of such Guarantor’s obligations under its Guaranty or any other Loan Documents;

(c)           such Guarantor’s Guaranty is in full force and effect and is a valid and binding obligation of such Guarantor; and

(d)           this Amendment is the legal, valid, and binding obligation of such Guarantor, and enforceable against such Guarantor in accordance with its terms.

7.             Conditions.  The waiver of the Existing Defaults and the obligation of Chase to execute and to perform this Amendment are subject to full satisfaction of the following conditions precedent on or before the Effective Date:

(a)           Chase shall have received from each Loan Party certified resolutions of such Loan Party’s Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment and the other documents to be delivered by such Loan Party in connection with this Amendment, and the performance of the transactions contemplated by this Amendment.

(b)           This Amendment shall have been duly executed by the Borrowers and the Guarantors, and delivered to Chase.

(c)           The Grant of Security Interest in form and substance the same as attached to this Amendment as Exhibit A shall have been duly executed and acknowledged by SIOperations and delivered to Chase.

(d)           The Borrowers shall have entered into an option agreement pursuant to which one or more Persons (ii) agrees to purchase the California Real Estate (as defined in the Credit Agreement as amended hereby) on or prior to May 2, 2011 for not less than $3,000,000 net cash consideration, and (ii) pays to SIOperations a non-refundable deposit of not less than

$100,000, which shall be paid to Chase as cash collateral (the “Cash Collateral”).  The Cash Collateral shall be released by Chase upon consummation of an Approved New Capital Transaction (as defined in the Credit Agreement as amended hereby) on or before May 2, 2011.

(e)           The Borrowers shall have delivered to Chase a written commitment which is in all respects satisfactory to Chase in its sole and separate judgment pursuant to which ALLY agrees not to suspend advances under its existing line of credit with SIOperations unless and until a default occurs after the Effective Date under the ALLY Facility .

(f)            Chase shall have received copies of all materials resolutions, merger documents, and filings in connection with respect to the Mergers.

(g)           Chase shall have received copies of listing agreements for all real estate owned by the Loan Parties.

8.             Fees.  To the extent not paid on the Effective Date, the Borrowers shall pay all costs and expenses incurred by Chase in connection with the Existing Defaults and in the negotiation, preparation and closing of this Amendment and the other documents, instruments and agreements to be executed and delivered pursuant hereto or in connection with the Term Loans, including appraisal fees, environmental site assessment fees, title insurance premiums and costs, the reasonable fees and out-of-pocket expenses of Baker & Daniels LLP, special counsel to Chase, the reasonable fees and out-of-pocket expenses of special local counsel to Chase, and the reasonable fees and out-of-pocket expenses of LS Associates, LLC, financial consultant to Chase.  Failure by the Borrowers to pay in full such fees, costs, premiums, and expenses within 10 days of the delivery by Chase to Borrowers of an invoice for payment for all or any portion of such fees, costs, premiums, and expenses shall be an Event of Default under the Credit Agreement.

9.             Release.  EACH OF THE BORROWERS AND THE GUARANTORS (EACH INDIVIDUALLY REFERRED TO AS AN “OBLIGOR” AND COLLECTIVELY REFERRED TO AS THE “OBLIGORS”), FOR THEMSELVES AND THEIR RESPECTIVE LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASING PARTIES”), JOINTLY AND SEVERALLY RELEASES AND DISCHARGES CHASE AND ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, LEGAL REPRESENTATIVES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, CAUSES OF ACTION, AND AFFIRMATIVE DEFENSES WHICH ANY OF THE RELEASING PARTIES HAS ASSERTED OR CLAIMED OR MIGHT NOW OR HEREAFTER ASSERT OR CLAIM AGAINST ALL OR ANY OF THE RELEASED PARTIES, WHETHER KNOWN OR UNKNOWN, ARISING OUT OF, RELATED TO OR IN ANY WAY CONNECTED WITH OR BASED UPON ANY ACT, OMISSION, CIRCUMSTANCE, AGREEMENT, LOAN, EXTENSION OF CREDIT, TRANSACTION, TRANSFER, PAYMENT, EVENT, ACTION, OR OCCURRENCE RELATED TO THE LIABILITIES, THE LOAN DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED THEREBY BETWEEN OR INVOLVING ANY OBLIGOR OR ANY OF THE PROPERTY OF

ANY OBLIGOR, AND ALL OR ANY OF THE RELEASED PARTIES AND WHICH WAS MADE OR EXTENDED OR WHICH OCCURRED AT ANY TIME OR TIMES PRIOR TO THE EFFECTIVE DATE.

10.           Binding on Successors and Assigns.  All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

11.           Governing Law; Entire Agreement; Survival; Miscellaneous.  This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving effect to its choice or conflicts of laws principles.  This Amendment constitutes and expresses the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written.  All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment.  The Credit Agreement, as amended by this Amendment, remains in full force and effect.

12.           Amendment of Other Documents.  All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as modified and amended by this Amendment and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time.  The other Loan Documents are hereby modified and amended to the extent necessary to conform them to, or to cause them to accurately reflect, the terms of the Credit Agreement, as modified by this Amendment.  Except as otherwise expressly provided in this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents, as modified and amended by this Amendment, remain in full force and effect and fully binding on the parties thereto and their respective successors and assigns.

13.           Further Assurances.  The Borrowers and the Guarantors shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of Chase to carry out the provisions and purposes of this Amendment.

14.           Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.  In the event any party executes and delivers this Amendment via facsimile, such party hereby agrees that for the purposes of enforcement and all applicable statutes, laws and rules, including, without limitation, the Uniform Commercial Code, rules of evidence and statutes of fraud: (i) the facsimile signature of such party shall constitute a binding signature of such party as a symbol and mark executed and adopted by such party with a present intention to authenticate this Amendment; (ii) the facsimile of this Amendment shall constitute a writing signed by such party; and (iii) the facsimile of this Amendment shall constitute an original of and best evidence of this Amendment.

15.           Recitals Incorporated.  Chase, the Borrowers, and the Guarantors agree that the Recitals set forth in this Amendment are true and correct.

[signatures on following 1 page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized signatories.

SUPREME INDUSTRIES, INC.		SUPREME INDIANA OPERATIONS, INC.
As a Borrower and a Guarantor		As a Borrower and a Guarantor

By:	/s/ Kim Korth	By:	/s/ Kim Korth
Kim Korth, President		Kim Korth, President

SUPREME MID-ATLANTIC CORPORATION		SUPREME TRUCK BODIES OF CALIFORNIA, INC.
As a Borrower and a Guarantor		As a Borrower and a Guarantor

By:	/s/ Kim Korth	By:	/s/ Kim Korth
Kim Korth, President		Kim Korth, President

SUPREME CORPORATION OF TEXAS		SUPREME NORTHWEST, L.L.C.
As a Borrower and a Guarantor		As a Borrower and a Guarantor

By:	/s/ Kim Korth	By:	/s/ Kim Korth
Kim Korth, President		Kim Korth, President

SUPREME INDIANA MANAGEMENT, INC.		SC TOWER STRUCTURAL LAMINATING, INC.
As a Guarantor		As a Guarantor

		By:	/s/ Kim Korth
By:	/s/ Kim Korth	Kim Korth, President
Kim Korth, President

SUPREME MURPHY TRUCK BODIES, INC.		SUPREME STB, LLC
As a Guarantor		As a Guarantor

By:	/s/ Kim Korth	By:	/s/ Kim Korth
Kim Korth, President		Kim Korth, President

JPMORGAN CHASE BANK, N.A.		SILVER CROWN, LLC
As the Lender		As a Guarantor

By:	/s/ Michael E. Lewis	By:	/s/ Kim Korth
Michael E. Lewis, Senior Vice President		Kim Korth, President

Minimum Required EBITDA Schedule

Test Period	Minimum Required EBITDA

The fiscal period from and including January 23, 2011 through and including March 26, 2011	$(1,500,000	)*

The fiscal period from and including February 20, 2011 through and including April 23, 2011	$(100,000	)*

The fiscal period from and including March 27, 2011 through and including May 21, 2011	$1,350,000

The fiscal period from and including April 24, 2011 through and including June 25, 2011	$1,250,000

The fiscal period from and including May 22, 2011 through and including July 23, 2011	$800,000

The fiscal period from and including June 26, 2011 through and including August 20, 2011	$1,050,000

The fiscal period from and including July 24, 2011 through and including September 24, 2011	$950,000

The fiscal period from and including August 21, 2011 through and including October 22, 2011	$800,000

The fiscal period from and including September 25, 2011 through and including November 19, 2011	$1,000,000

The fiscal period from and including October 23, 2011 through and including December 24, 2011	$650,000

*Parenthesis denote a negative number

EXHIBIT A

(Form of Grant of Security Agreement)

GRANT OF SECURITY INTEREST

TRADEMARKS

THIS GRANT OF SECURITY INTEREST (this “Grant”), dated as of March     , 2011, is executed by SUPREME INDIANA OPERATIONS, INC., a Delaware corporation, successor by merger to Supreme Corporation, a Texas corporation (“Grantor”), in favor of JPMORGAN CHASE BANK, N.A., a national banking association, with a mailing address for the purposes of this Grant at 1 East Ohio Street, Indianapolis, Indiana (“Lender”).

A.            Pursuant to an Amended and Restated Credit Agreement, dated as of September 30, 2010, among Grantor, Supreme Industries, Inc., Supreme Corporation of Texas, Supreme Truck Bodies of California, Inc., Supreme Northwest, L.L.C., Supreme Mid-Atlantic Corporation, and the other Loan Parties party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) Lender agreed to extend loans and other financial accommodations to Grantor upon the terms and subject to the conditions set forth therein.

B.            Grantor adopted, used, and is using the trademarks more particularly described on Schedules 1-A and 1-B annexed to this Grant and made a part of this Grant for all purposes, which trademarks are registered or subject to an application for registration in the United States Patent and Trademark Office (collectively, the “Trademarks”).

C.            Grantor entered into a Pledge and Security Agreement, dated as of September 30, 2010, in favor of Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

D.            To secure the payment, performance, and observance of the Secured Obligations (as defined in the Security Agreement), pursuant to the Security Agreement Grantor granted to Lender a security interest in all right, title and interest of Grantor in and to substantially all of the personal property of Grantor, including, without limitation the following collateral (the “Trademark Collateral”):  the Trademarks, the goodwill of the business symbolized by the Trademarks, the customer lists and records related to the Trademarks, the applications and registrations of the Trademarks, and any and all causes of action which may exist by reason of infringement the Trademarks, and all proceeds of the foregoing.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to Lender a security interest in the Trademark Collateral to secure the prompt payment, performance and observance of the Secured Obligations (as defined in the Security Agreement).

Grantor does hereby further acknowledge and affirm that the rights and remedies of Lender with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this Grant of Security Interest to be executed as of the day and year first above written.

SUPREME INDIANA OPERATIONS, INC.,
a Delaware corporation

By:
Printed:
Title;

STATE OF INDIANA	)
) SS
COUNTY OF		)

The foregoing instrument was acknowledged before me this            day of March, 2011, by                                         , the                                of Supreme Indiana Operations, Inc., on behalf of said corporation, as its duly authorized officer.

Signed

(Printed) Notary Public
My commission expires:

My county of residence:

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

TRADEMARKS

Trademark	Registration Date	Registration Number
Classic American Trolleys Supreme Corporation	4/25/2000	003156-000007
Iner-City Van	7/15/1980	003156-000002
Kold King	8/29/2006	003156-000011
Startrans	9/5/2006	003156-000013
Supreme - United States	8/30/1983	003156-000005
Supreme - Canada	11/18/2009	003156-000015
Tourliner	10/9/2007	003156-000017
Vanscaper	10/23/2007	003156-000012

SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

TRADEMARK APPLICATIONS

Mark	Application Date	Application No.

None

EXHIBIT B

(Legal Description of California Real Estate)

The real estate in the State of California, County of Riverside and described as follows:

PARCEL 1:

THAT PORTION OF LOT 2 OF BLOCK 13 OF THE ALESSANDRO TRACT, IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 6 PAGE 13 OF MAPS, RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE EAST LINE OF SAID LOT 2 ALONG THE SOUTH LINE OF THE NORTHERLY RECTANGULAR 60.00 FEET CONVEYED TO THE COUNTY OF RIVERSIDE PER INSTRUMENT NO. 65695, RECORDED JUNE 18, 1971, SAID POINT ALSO SHOWN AS THE NORTHEAST CORNER OF SAID LOT AND DESCRIBED WITH A “FOUND 1” I.P. AND PLASTIC PLUG RCE 13116.. . “ON RECORD OF SURVEY RECORDED IN BOOK 84 PAGE 1, RECORDS OF RIVERSIDE COUNTY CALIFORNIA;

THENCE SOUTH 88° 42’ 32” WEST ALONG THE NORTH LINE OF SAID LOT AS SHOWN ON SAID RECORD OF SURVEY A DISTANCE OF 495.56 FEET; THENCE SOUTH 01° 17’ 29” EAST A DISTANCE OF 80.00 FEET; THENCE SOUTH 56° 38’ 33” WEST A DISTANCE OF 161.29 FEET; THENCE SOUTH 00° 12’ 45” WEST A DISTANCE OF 424.18 FEET; THENCE NORTH 88° 43’ 24” EAST A DISTANCE OF 627.22 FEET TO A POINT ALONG THE EAST LINE OF SAID LOT 2; THENCE NORTH 0° 16’ 40” EAST ALONG SAID EAST LINE A DISTANCE OF 590.05 FEET TO THE POINT OF BEGINNING AND THE END OF THIS DESCRIPTION.

SAID DESCRIPTION IS ALSO KNOWN AS PARCEL 1 OF PARCEL MAP WAIVER/CERTIFICATE OF COMPLIANCE NO. 2114, RECORDED JUNE 23, 1995 AS INSTRUMENT NO. 204095 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

PARCEL 2:

THAT PORTION OF LOT 2 OF BLOCK 13 OF THE ALESSANDRO TRACT, IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 6 PAGE 13 OF MAPS, RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE EAST LINE OF SAID LOT 2 ALONG THE SOUTH LINE OF THE NORTHERLY RECTANGULAR 60.00 FEET CONVEYED TO THE COUNTY OF RIVERSIDE AS INSTRUMENT NO. 65695, RECORDED JUNE 18, 1971, SAID POINT ALSO SHOWN AS THE NORTHEAST CORNER OF SAID LOT AND DESCRIBED WITH A “FOUND 1” I.P. AND PLASTIC PLUG RCE 13116. . “ON RECORD OF SURVEY RECORDED IN BOOK 84 PAGE 1, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA;

THENCE SOUTH 88° 42’ 32” WEST ALONG THE NORTH LINE OF SAID LOT AS SHOWN ON SAID RECORD OF SURVEY A DISTANCE OF 495.56 FEET; THENCE SOUTH 01° 17’ 29” EAST A DISTANCE OF 80.00 FEET; THENCE SOUTH 56° 38’ 33” WEST A DISTANCE OF 161.29 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 0° 12’ 45” WEST A DISTANCE OF 424.18 FEET; THENCE NORTH 88° 43’ 24” EAST A DISTANCE OF 627.22 FEET TO A POINT ON THE EAST LINE OF SAID LOT 2; THENCE SOUTH 00° 16’ 40” WEST ALONG SAID EAST LINE A DISTANCE OF 656.41 FEET TO THE SOUTHEAST CORNER OF SAID LOT 2; THENCE SOUTH 89° 44’ 11” WEST ALONG THE SOUTH LINE OF SAID LOT 2 A DISTANCE OF 698.00 FEET TO A POINT LYING 624.81 FEET FROM THE SOUTHWEST CORNER OF SAID LOT 2, AS MEASURED ALONG SAID SOUTH LINE; THENCE NORTH 01° 11’ 00”

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WEST A DISTANCE OF 613.83 FEET; THENCE NORTH 88° 43’ 24” EAST A DISTANCE OF 39.84 FEET; THENCE NORTH 00° 26’ 21” WEST A DISTANCE OF 455.44 FEET; THENCE SOUTH 89° 47’ 15” EAST A DISTANCE OF 52.02 FEET TO THE POINT OF BEGINNING AND THE END OF THIS DESCRIPTION.

SAID DESCRIPTION IS ALSO KNOWN AS PARCEL 4 OF PARCEL MAP WAIVER/CERTIFICATE OF COMPLIANCE NO. 2114, RECORDED JUNE 23, 1995 AS INSTRUMENT NO. 204095 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

PARCEL 3:

AN UNDIVIDED 2/3RDS INTEREST IN AND TO THE FOLLOWING DESCRIBED PROPERTY:

THAT PORTION OF LOT 2 OF BLOCK 13 OF THE ALESSANDRO TRACT, IN THE CITY OF MORENO VALLEY, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 6 PAGE 13 OF MAPS, RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE EAST LINE OF SAID LOT 2 ALONG THE SOUTH LINE OF THE NORTHERLY RECTANGULAR 60.00 FEET CONVEYED TO THE COUNTY OF RIVERSIDE, AS INSTRUMENT NO. 65695 RECORDED JUNE 18, 1971, SAID POINT ALSO SHOWN AS THE NORTHEAST CORNER OF SAID LOT AND DESCRIBED WITH A “FOUND 1” I.P. AND PLASTIC PLUG RCE 13116. . “ON RECORD OF SURVEY RECORDED IN BOOK 84 PAGE 1, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA;

THENCE SOUTH 88° 42’ 32” WEST ALONG THE NORTH LINE OF SAID LOT AS SHOWN ON SAID RECORD OF SURVEY A DISTANCE OF 495.56 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 01° 17’ 29” EAST A DISTANCE OF 80.00 FEET; THENCE SOUTH 56° 38’ 33” WEST A DISTANCE OF 161.29 FEET; THENCE NORTH 89° 47’ 15” WEST A DISTANCE OF 52.02 FEET; THENCE NORTH 47° 36’ 28” EAST A DISTANCE OF 170.77 FEET; THENCE NORTH 01° 17’ 29” WEST A DISTANCE OF 52.00 FEET TO A POINT ON SAID NORTH LINE; THENCE NORTH 88° 42’ 32” EAST ALONG SAID NORTH LINE A DISTANCE OF 60.00 FEET TO THE POINT OF BEGINNING AND THE END OF THIS DESCRIPTION.

SAID DESCRIPTION IS ALSO KNOWN AS PARCEL A OF PARCEL MAP WAIVER/ CERTIFICATE OF COMPLIANCE NO. 2114, RECORDED JUNE 23, 1995 AS INSTRUMENT NO. 204095 OF OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

B-2

EXHIBIT C

(Legal Description of Georgia Real Estate)

The real estate in the State of Georgia, County of Pike and described as follows:

Tract 14 (Tax Parcel #086 073):

All that tract or parcel of land situate, lying and being in Land Lot 154 of the Second Land District of Pike County, Georgia, containing 1.99 acres, more or less, as shown on plat of survey entitled “Property Survey for Supreme Corporation,” dated February 19, 1994, prepared by G. Tim Conkle, Georgia Registered Land Surveyor, a copy of which said plat of survey is recorded in Plat Book 12, Page 17, in the Office of the Clerk of Superior Court of Pike County, Georgia and, by reference, said plat of survey, together with the metes, bounds, courses and distances as shown thereon, is incorporated herein and made a part of this description; according to said plat of survey, said property is bounded on the North by property now or formerly owned by Supreme Corporation; on the East by U.S. Route No. 341 & 41; on the South by Sells Road, and by property now or formerly owned by Pine Grove Church; and on the West by property now or formerly owned by Supreme Corporation.

TOGETHER WITH:

Tracts E, F & G (Tax Parcel #086 075):

All that tract or parcel of land lying and being in Land Lot 154 of the Second Land District of Pike County, Georgia, and being more particularly described as Tracts “G,” “F” and “E,” as shown on a plat of survey entitled “Subdivision of Property for Slade Realty, Inc.,” prepared by Kenneth E. Presley & Associates, Inc., Georgia Registered Land Surveyor, dated August 21, 1973, revised June 20, 1974, and recorded in Plat Book 4, Page 76, in the Office of the Clerk of Superior Court of Pike County, Georgia, which said plat, together with the metes, bounds, courses and distances as shown thereon, is incorporated herein and made a part of this description.

TOGETHER WITH:

Tracts C & D (Tax Parcel #086 077):

All that tract or parcel of land lying and being in Land Lot 154 of the Second Land District of Pike County, Georgia, containing 10.13 acres, more or less, as shown on plat of survey entitled “Survey for Supreme Corporation,” prepared by Countryland Surveyors, LTD, dated February 11, 2004, which said plat with the metes, bounds, courses, and distances as shown thereon is incorporated herein and made a part hereof.

Said property is more particularly described as follows:

BEGINNING at a point which is shown as the southeast corner of Tract D as shown on plat of survey recorded at Plat Book 4, Page 76, Pike County, Georgia Records, and running the following courses and distances:  South 75º25’37” West, a distance of 973.47 feet to the East right-of-way line of Etheridge Mill Road; running thence in a northerly direction along the East right-of-way line of Etheridge Mill Road, a distance of 403.22 feet; thence North 74º00’40” East, a distance of 1,160.85 feet; thence South 02º12’53” West, a distance of 370.79 feet to a point which marks the point of beginning.

C-1

EXHIBIT D

(ALLY Intercreditor Agreement)

Attached.

D-1